Exhibit 23.2

December 12, 2012

Boards of Directors

First Charter, MHC

Charter Financial Corporation

CharterBank

1233 O.G. Skinner Drive

West Point, Georgia 31833

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and any amendments thereto to be filed with the Board of Governors of the Federal Reserve System, and in the Registration Statement on Form S-1 and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Charter Financial Corporation and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com